    As filed with the Securities and Exchange Commission on December 7, 2001

                                                     Registration No.: 333-74804
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------


                               CIRRUS LOGIC, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------

               DELAWARE                   4210 SOUTH INDUSTRIAL DRIVE           77-0024818
    (State or other jurisdiction of            AUSTIN, TX 78744              (I.R.S. Employer
    incorporation or organization)      (Address of principal executive     Identification No.)
                                                   offices)

                  STREAM MACHINE COMPANY 1996 STOCK OPTION PLAN
                     STREAM MACHINE COMPANY 2001 STOCK PLAN
                        NONSTATUTORY STOCK OPTION GRANTS

                              (Full Title of Plan)


                                   ----------

                                STEVEN D. OVERLY
           SENIOR VICE PRESIDENT, ADMINISTRATION, AND GENERAL COUNSEL
                               CIRRUS LOGIC, INC.
                            4210 SOUTH INDUSTRIAL DR.
                                AUSTIN, TX 78744
                                 (512) 912-3234
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================
                                                  Proposed maximum    Proposed maximum
     Title of each class of        Amount to be    offering price    aggregate offering       Amount of
   securities to be registered      registered      per share(1)           price(1)       registration fee
--------------------------------   ------------   ----------------   ------------------   -----------------
Stream Machine Company 1996         539,683(2)        $16.285            $8,788,737.66       $  808.56(2)
         Stock Plan

Stream Machine Company 2001         373,496(3)        $16.285            $6,082,382.36       $  559.58(3)
         Stock Plan

Nonstatutory Stock Option Grants      5,257           $16.285            $   85,610.25       $    7.88
-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the bid and asked prices of the Common Stock as reported on the NASDAQ National Market System on February 8, 2002.

(2) The number of shares being registered under the 1996 Stock Plan is being reduced by 17,588 shares; a $1,844.65 filing fee was paid with the original registration; no additional fees are due.

(3) Registering an additional 996 shares under the 2001 Stock Plan; a $1,233.04 filing fee was paid with the original registration; no additional fees are due.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The purpose of this Post-Effective Amendment No. 1 is (1) to reduce the number of shares being registered under the Stream Machine Company 1996 Stock Plan by 17,588 shares so that the total number of shares registered is 539,683;
(2) register an additional 996 shares under the Stream Machine 2001 Stock Plan so that the total number of shares registered is 373,496 shares; and (3) register a total of 5,257 shares under five nonstatutory stock options that were granted outside of a plan; all options were assumed by the Company pursuant to a merger agreement between the Company and Stream Machine Company.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference in this Prospectus the Company's Annual Report on Form 10-K for the year ended March 31, 2001; the Corporation's Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and December 29, 2001, the Corporation's Current Reports on Form 8-K dated July 20, August 13, and October 4, 2001, and the description of the Common Stock contained in the Company's registration statement for its Common Stock filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Steven D. Overly, Senior Vice President, Administration, and General Counsel of the Registrant. Mr. Overly is an employee of the Registrant. As of January 31, 2001, Mr. Overly held 32,500 shares of Registrant's Common Stock and held options to purchase 150,000 shares of Common Stock (of which 43,416 are exercisable within the next 60 days).

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENTS
-------           ------------------------

4.6 Stream Machine Company Stock Option Agreement--Early Exercise with Yong Xing Jiang, as assumed by the Company.

4.7 Stream Machine Company Stock Option Agreement--Early Exercise with Xiao Lu Zhang, as assumed by the Company.

4.8 Stream Machine Company Stock Option Agreement--Early Exercise with Li Lin, as assumed by the Company.

4.9 Stream Machine Company Stock Option Agreement--Early Exercise with Aisys Corporation, as assumed by the Company.

4.10 Stream Machine Company Stock Option Agreement--Early Exercise with Simplex Solutions, Inc., as assumed by the Company.

5.1 Opinion of Steven D. Overly, Senior Vice President, Administration, and General Counsel of the Company, dated February 11, 2002, with respect to the legality of the Common Stock being registered.

23.1              Consent of Ernst & Young LLP.

23.2 Consent of Steven D. Overly (included in Exhibit 5.1 to the Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 11th day of February, 2002.

                                    CIRRUS LOGIC, INC.

                                    By: /s/ Stephanie Lucie
                                        ---------------------------------------
                                    Name:  Stephanie Lucie
                                    Title: Vice President & Assistant Secretary

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                                         DATE
---------                        -----                                         ----

/s/ David D. French                                                            February 11, 2002
---------------------------
David D. French                  President & Chief Executive Officer
                                 & Director
                                 (Principal Executive Officer)


/s/ Steven D. Overly                                                           February 11, 2002
---------------------------
Steven D. Overly                 Senior Vice President, Administration,
                                 and General Counsel
                                 (Acting Principal Financial Officer and
                                 Acting Principal Accounting Officer)

/s/ Michael L. Hackworth*                                                      February 11, 2002
---------------------------
Michael L. Hackworth             Chairman of the Board

/s/ D. James Guzy*                                                             February 11, 2002
---------------------------
D. James Guzy                    Director

/s/ Suhas S. Patil*                                                            February 11, 2002
---------------------------
Suhas S. Patil                   Director


/s/ Walden C. Rhines*                                                          February 11, 2002
---------------------------
Walden C. Rhines                 Director


/s/ William D. Sherman*                                                        February 11, 2002
---------------------------
William D. Sherman               Director


/s/ Robert H. Smith*                                                           February 11, 2002
---------------------------
Robert H. Smith                  Director

*By Stephanie Lucie, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENTS
-------           ------------------------

4.6 Stream Machine Company Stock Option Agreement--Early Exercise with Yong Xing Jiang, as assumed by the Company.

4.7 Stream Machine Company Stock Option Agreement--Early Exercise with Xiao Lu Zhang, as assumed by the Company.

4.8 Stream Machine Company Stock Option Agreement--Early Exercise with Li Lin, as assumed by the Company.

4.9 Stream Machine Company Stock Option Agreement--Early Exercise with Aisys Corporation, as assumed by the Company.

4.10 Stream Machine Company Stock Option Agreement--Early Exercise with Simplex Solutions, Inc., as assumed by the Company.

5.1               Opinion of Steven D. Overly, Senior Vice President,
                  Administration, and General Counsel of the Company, dated
                  February 11, 2002, with respect to the legality of the Common
                  Stock being registered.

23.1              Consent of Ernst & Young LLP.

23.2              Consent of Steven D. Overly (included in Exhibit 5.1 to the
                  Registration Statement).